Caterpillar Financial Asset Trust 2006-A
SERVICING REPORT	Exhibit 99

Record Date	2006 YEAR END
Distribution Date
Transaction Month

Collection Period Month Begin	YEAR END STATEMENT
Collection Period Month End	AS OF 12/31/06
Previous Payment Date (or Closing Date)
Actual Days in Accrual Period

ORIGINAL DEAL PARAMETERS
Initial Note Value	$965,955,819.09
Initial Aggregate Contract Balance	$979,999,736.67
Number of Contracts	10,063
Wtd. Avg. APR	7.24%
Wtd. Avg. Remaining Term	42
Annual Servicing Fee Rate	1.00%
Reserve Account Initial Deposit	$12,074,447.74
Specified Reserve Account Balance	$14,489,337.29
Class A-1 Note Original Principal Balance	$246,100,000.00
Class A-1 Note Rate	5.45498%
Class A-1 Note Final Scheduled Distribution Date	June 25, 2007
Class A-1 CUSIP Number	149116 AA 3
Class A-2 Note Original Principal Balance	$250,000,000.00
Class A-2 Note Rate	5.59%
Class A-2 Note Final Scheduled Distribution Date	February 25, 2009
Class A-2 CUSIP Number	149116 AB 1
Class A-3 Note Original Principal Balance	$302,000,000.00
Class A-3 Note Rate	5.57%
Class A-3 Note Final Scheduled Distribution Date	May 25, 2010
Class A-3 CUSIP Number	149116 AC 9
Class A-4 Note Original Principal Balance	$136,460,000.00
Class A-4 Note Rate	5.62%
Class A-4 Note Final Scheduled Distribution Date	August 25, 2011
Class A-4 CUSIP Number	149116 AD 7
Class B Note Original Principal Balance	$26,560,000.00
Class B Note Rate	5.71%
Class B Note Final Scheduled Distribution Date	June 25, 2012
Class B CUSIP Number	149116 AE 5
Certificate Balance	$4,835,819.09

INPUTS FROM PREVIOUS PERIOD SERVICER REPORT
Note Value	N/A
Aggregate Contract Balance	N/A
Number of Contracts	N/A
Wtd. Avg. APR	N/A
Wtd. Avg. Remaining Term	N/A
Reserve Account Balance	N/A
Class A-1 Note Outstanding Principal Balance	N/A
Class A-1 Note Interest Shortfall	N/A
Class A-2 Note Outstanding Principal Balance	N/A
Class A-2 Note Interest Shortfall	N/A
Class A-3 Note Outstanding Principal Balance	N/A
Class A-3 Note Interest Shortfall	N/A
Class A-4 Note Outstanding Principal Balance	N/A
Class A-4 Note Interest Shortfall	N/A
Class B Note Outstanding Principal Balance	N/A
Class B Note Interest Shortfall	N/A
Servicing Fee Shortfall	N/A

CURRENT COLLECTION PERIOD ACTIVITY
Total Interest Collections	$40,576,807.70
Total Principal Collections	$205,418,635.00
Residual Collections	$17.00
Warranty Repurchases Contracts	$0.00
Administrative Repurchases	$0.00
Liquidation Proceeds	$399,388.47
Reserve Account Reinvestment Income	$406,781.03
Total Available Amount	$246,801,629.20

Beginning Note Value	$965,955,819.09
Ending Note Value	$758,211,924.21
Beginning Aggregate Contract Balance	$979,999,736.67
Ending Aggregate Contract Balance	$767,918,087.41
Number of Contracts at Beginning of Period	10,063
Number of Contracts at End of Period	9,340
Wtd. Avg. APR	7.24%
Wtd. Avg. Remaining Term	36
Cumulative Prepayment Rate	10.00%
Aggregate Scheduled Amounts 31-60 days past due	$11,659,480.26
Aggregate Scheduled Amounts 61- 90 days past due	$3,587,892.16
Aggregate Scheduled Amounts 91-120 days past due	$1,001,207.46
Aggregate Scheduled Amounts 121days or more past due	$3,473,350.34
Net Losses on Liquidated Receivables this Period	$1,813,881.56
Repossessed Equipment not Sold or Reassigned (Beginning)	$0.00
Repossessed Equipment not Sold or Reassigned (End)	$5,688,529.53

CALCULATION OF DISTRIBUTABLE AMOUNTS
Servicing Fee Due	$5,107,287.34
Is CFSC or Affiliate Servicer (Yes / No)?	Yes
Has Reserve Account Reached the Specified Reserve Account Balance (Yes / No)?	Yes

Administration Fee	$3,500.00

Class A-1 Noteholders' Monthly Interest Distributable Amount	$4,945,170.35
Class A-1 Noteholders' Interest Carryover Shortfall	$0.00
Class A-1 Noteholders' Interest Distributable Amount	$4,945,170.35

Class A-2 Noteholders' Monthly Interest Distributable Amount	$8,035,625.00
Class A-2 Noteholders' Interest Carryover Shortfall	$0.00
Class A-2 Noteholders' Interest Distributable Amount	$8,035,625.00

Class A-3 Noteholders' Monthly Interest Distributable Amount	$9,672,305.00
Class A-3 Noteholders' Interest Carryover Shortfall	$0.00
Class A-3 Noteholders' Interest Distributable Amount	$9,672,305.00

Class A-4 Noteholders' Monthly Interest Distributable Amount	$4,409,704.90
Class A-4 Noteholders' Interest Carryover Shortfall	$0.00
Class A-4 Noteholders' Interest Distributable Amount	$4,409,704.90

Class A Noteholders' Monthly Interest Distributable Amount	$27,062,805.25
Class A Noteholders' Interest Carryover Shortfall	$0.00
Class A Noteholders' Interest Distributable Amount	$27,062,805.25

First Priority Principal Distribution Amount	$1,529,490.66

Class B Noteholders' Monthly Interest Distributable Amount	$872,031.20
Class B Noteholders' Interest Carryover Shortfall	$0.00
Class B Noteholders' Interest Distributable Amount	$872,031.20

Second Priority Principal Distribution Amount	$172,363,670.60

Net Excess Spread Amount	$2,840,433.01

Regular Principal Distribution Amount	$33,850,733.62

Total Required Payment	$206,938,785.05

Draw from Reserve Account	$0.00

Total Distribution Amount	$246,801,629.20

Excess Cash flow deposited to Certificate Distribution Account	$4,004,286.63

DISTRIBUTIONS FROM COLLECTION ACCOUNT
1. Servicing Fee	$5,107,287.34
2. Administration Fee	$3,500.00
3. Class A Noteholders' Interest Distributable Amount to Class A Noteholders	$27,062,805.25
4. First Priority Principal Distribution Amount to Principal Distribution Account	$1,529,490.66
5. Class B Noteholders' Interest Distributable Amount to Class B Noteholders	$872,031.20
6. Second Priority Principal Distribution Amount to Principal Distribution Account	$172,363,670.60
7. Deposit to Reserve Account	$2,414,889.55
8. Regular Principal Distribution Amount to Principal Distribution Account	$33,443,667.97
9. Indenture Trustee Fees	$0.00
10. Custodian Fees	$0.00
11. State taxes payable by the Issuing Entity	$0.00
12. Deposit to Certificate Distribution Account	$4,004,286.63

DISTRIBUTIONS FROM PRINCIPAL DISTRIBUTION ACCOUNT
1. Principal to Class A-1 Noteholders	$207,336,829.23
2. Principal to Class A-2 Noteholders	$0.00
3. Principal to Class A-3 Noteholders	$0.00
4. Principal to Class A-4 Noteholders	$0.00
5. Principal to Class B Noteholders	$0.00
6. Deposit to Certificate Distribution Account	$0.00

RECONCILIATION OF RESERVE ACCOUNT
Beginning Reserve Account Balance	$12,074,447.74
Draw from Reserve Account to cover shortfalls	$0.00
Interim Specified Reserve Account Balance	$14,489,337.29
Deposit to Reserve Account Needed	$2,414,889.55
Deposit to Reserve Account from Collection Account	$2,414,889.55
Specified Reserve Account Balance	$14,489,337.29
Reserve Account Release deposited into Certificate Distribution Account	$0.00
Ending Reserve Account Balance	$14,489,337.29

SUMMARY OF DISTRIBUTIONS
Servicing Fee Paid to Servicer	$5,107,287.34
Servicing Fee Shortfall	$0.00

Class A-1 Interest Paid	$4,945,170.35
Class A-1 Interest Shortfall	$0.00
Class A-1 Principal Paid	$207,336,829.23
Ending Class A-1 Principal Balance	$38,763,170.77

Class A-2 Interest Paid	$8,035,625.00
Class A-2 Interest Shortfall	$0.00
Class A-2 Principal Paid	$0.00
Ending Class A-2 Principal Balance	$250,000,000.00

Class A-3 Interest Paid	$9,672,305.00
Class A-3 Interest Shortfall	$0.00
Class A-3 Principal Paid	$0.00
Ending Class A-3 Principal Balance	$302,000,000.00

Class A-4 Interest Paid	$4,409,704.90
Class A-4 Interest Shortfall	$0.00
Class A-4 Principal Paid	$0.00
Ending Class A-4 Principal Balance	$136,460,000.00

Class B Interest Paid	$872,031.20
Class B Interest Shortfall	$0.00
Class B Principal Paid	$0.00
Ending Class B Principal Balance	$26,560,000.00

Deposit to Certificate Distribution Account	$4,004,286.63

CERTIFICATE HOLDER INFORMATION

ORIGINAL DEAL PARAMETERS
Certificate Balance	$4,835,819.09

INPUTS FROM PREVIOUS PERIOD STATEMENT TO CERTIFICATEHOLDER
Certificate Balance	$4,835,819.09
Certificate Pool Factor	1.00

CALCULATION OF DISTRIBUTABLE AMOUNTS
Deposit to Certificate Distribution Account from Collection Account plus	$4,004,286.63
Deposit to Certificate Distribution Account from Principal Distribution Account	$0.00
Deposit to Certificate Distribution Account from Reserve Account	$0.00
Total Deposit to Certificate Distribution Account	$4,004,286.63

DISTRIBUTIONS FROM CERTIFICATE DISTRIBUTION ACCOUNT
1. Principal to Fixed Rate Certificateholders	$0.00
2. Any remaining amounts to the Depositor	$4,004,286.63
3. Amount of Principal being paid on Certificate	$0.00
per $1,000 original principal balance	$0.00

SUMMARY OF DISTRIBUTIONS
Certificates Principal Paid	$0.00
Ending Certificates Principal Balance	$4,835,819.09
Certificate Pool Factor	1.00

Remaining amounts to the Depositor	$4,004,286.63

NOTEHOLDER INFORMATION

(i) Amount of principal being paid on Notes

(a) Class A-1 Notes (CUSIP No. 149116 AA 3)	$207,336,829.23
per $1,000 original principal balance	$842.49

(b) Class A-2 Notes (CUSIP No. 149116 AB 1)	$0.00
per $1,000 original principal balance	$0.00

(c) Class A-3 Notes (CUSIP No. 149116 AC 9)	$0.00
per $1,000 original principal balance	$0.00

(d) Class A-4 Notes (CUSIP No. 149116 AD 7)	$0.00
per $1,000 original principal balance	$0.00

(e) Class B Notes (CUSIP No. 149116 AE 5)	$0.00
per $1,000 original principal balance	$0.00

(f) Total	$207,336,829.23

(ii) Amount of interest being paid on Notes

(a) Class A-1 Notes (CUSIP No. 149116 AA 3)	$4,945,170.35
per $1,000 original principal balance	$20.09

(b) Class A-2 Notes (CUSIP No. 149116 AB 1)	$8,035,625.00
per $1,000 original principal balance	$32.14

(c) Class A-3 Notes (CUSIP No. 149116 AC 9)	$9,672,305.00
per $1,000 original principal balance	$32.03

(d) Class A-4 Notes (CUSIP No. 149116 AD 7)	$4,409,704.90
per $1,000 original principal balance	$32.32

(e) Class B Notes (CUSIP No. 149116 AE 5)	$872,031.20
per $1,000 original principal balance	$32.83

(f) Total	$27,934,836.45

(iii) (a) Aggregate Contract Balance at beginning of related collection period	$979,999,736.67
(b) Aggregate Contract Balance at end of related collection period	$767,918,087.41
(c) Note Value at beginning of related collection period	$965,955,819.09
(d) Note Value at end of related collection period	$758,211,924.21

(iv) Before and after giving effect to distributions on this Distribution Date

(a) (1) outstanding principal amount of Class A-1 Notes	$246,100,000.00
(2) outstanding principal amount of Class A-1 Notes	$38,763,170.77
(3) Class A-1 Note Pool Factor	1.00
(4) Class A-1 Note Pool Factor	0.16

(b) (1) outstanding principal amount of Class A-2 Notes	$250,000,000.00
(2) outstanding principal amount of Class A-2 Notes	$250,000,000.00
(3) Class A-2 Note Pool Factor	1.00
(4) Class A-2 Note Pool Factor	1.00

(c) (1) outstanding principal amount of Class A-3 Notes	$302,000,000.00
(2) outstanding principal amount of Class A-3 Notes	$302,000,000.00
(3) Class A-3 Note Pool Factor	1.00
(4) Class A-3 Note Pool Factor	1.00

(d) (1) outstanding principal amount of Class A-4 Notes	$136,460,000.00
(2) outstanding principal amount of Class A-4 Notes	$136,460,000.00
(3) Class A-4 Note Pool Factor	1.00
(4) Class A-4 Note Pool Factor	1.00

(e) (1) outstanding principal amount of Class B Notes	$26,560,000.00
(2) outstanding principal amount of Class B Notes	$26,560,000.00
(3) Class B Note Pool Factor	1.00
(4) Class B Note Pool Factor	1.00

(v) Amount of Servicing Fee paid	$5,107,287.34

(vi) Amount of Administration fee being paid	$3,500.00

(vii) Other expenses being paid	$0.00

(viii) Cumulative Prepayment Rate for the related Collection Period	10.00%

(ix) Three-Month Rolling Over 60-day deliquency Percentage	0.85%

(x) Aggregate Amount of Realized Losses for the related Collection Period	$1,813,881.56

(xi) Aggregate amount of Cumulative Realized Losses through the related	$1,813,881.56
Collection period

(xii) Aggregate Purchase Amounts for related Collection Period	$0.00

(xiii) (a) Balance of Reserve Account at beginning of related Collection Period	$12,074,447.74
(b) Balance of Reserve Account at end of related Collection Period	$14,489,337.29

(xiv) Specified Reserve Account Balance at end of related Collection Period	$14,489,337.29